EXHIBIT
                                                         10(a)(ii)
                                                         ------------

                       TI DEFERRED COMPENSATION PLAN

   TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation with its principal offices in Dallas, Texas, (hereafter "TI") hereby establishes, effective as of January 1, 1995, an employee benefit plan, to be known as the TI DEFERRED COMPENSATION PLAN (the "Plan"). The purpose of the Plan is to provide to a select group of management and highly compensated employees (as defined in section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), the opportunity to defer to a later date certain compensation to which they are entitled.

                                ARTICLE I
                       DEFINITIONS AND CONSTRUCTION

   Whenever used in the Plan, the following words and phrases shall have the meanings set forth below unless a different meaning is plainly required by the context. Unless otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

   Sec. 1-1.   Administrator.   "Administrator"  or "Plan Administrator"
means the person or persons from time to time acting under the provisions of Article V hereof.

   Sec. 1-2.   Board of Directors.  "Board of Directors" means the Board of
Directors of TI.

   Sec. 1-3. Change in Control. "Change in Control" means the occurrence of either of the following events:

   (i) any Person, alone or together with its Affiliates and Associates or otherwise, becomes an Acquiring Person otherwise than pursuant to a transaction or agreement approved by the Board of Directors prior to the time the Acquiring Person became such; or

   (ii) a majority of the Board of Directors changes within a 24 month period unless the election or the nomination for election by TI's stockholders of each new director has been approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period.

For the purposes of this Section 1-3, the terms "Person", "Affiliates", "Associates" and "Acquiring Person" shall have the meanings given to such terms in the Rights Agreement dated as of June 17, 1988 between TI and Harris Trust and Savings Bank, successor in interest to First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), as in effect on the date hereof; provided, however, that if the percentage employed in the definition of Acquiring Person is reduced hereafter from 20% in such Rights Agreement, then such reduction shall also be applicable for the purposes hereof.

   Sec. 1-4. Compensation.   "Compensation" means, with respect to a Plan
Year, a Participant's annual cash incentive award under the Texas
Instruments Annual Incentive Plan.

   Sec 1-5. Compensation Committee. "Compensation Committee" means the Compensation Committee of the Board of Directors.

   Sec. 1-6. Deferred Compensation Agreement. "Deferred Compensation Agreement" means an agreement described in Section 2-3 hereof.

   Sec. 1-7. Election Period.   "Election Period" means the period specified
by the Plan Administrator at least once during a calendar year during which Participants may enter into Deferred Compensation Agreements for the next following Plan Year. All elections made during the Election Period shall be subject to the provisions of this Plan.

   Sec. 1-8. Executive. "Executive" means an employee of TI or a subsidiary of TI who is classified by TI or the subsidiary of TI who employs such Executive in a job grade or other position, and in a location, determined by the Compensation Committee from time to time as eligible to participate in this Plan.

   Sec. 1-9. Participant. "Participant" means both an Active Participant and an Inactive Participant as such terms are defined in this Section 1-9.

   (a) "Active Participant" means an Executive who is eligible to participate in the Plan and who has executed a Deferred Compensation Agreement for the current Plan year agreeing to participate in accordance with Article II hereof.

   (b) "Inactive Participant " means an Executive who has an account balance but who did not execute a Deferred Compensation Agreement for the current Plan Year in accordance with Article II hereof, and any other person who has an account balance, including a former Executive who is no longer an Executive within the meaning of Section 1-8 hereof and a former Executive whose Termination of Employment or Retirement has occurred.

   Sec. 1-10.  Plan Year.  "Plan Year" means a calendar year.

   Sec. 1-11. Retirement. "Retirement" means the Termination of Employment of a Participant because of the Participant's retirement pursuant to the terms of any pension or retirement plan maintained by TI or a subsidiary of TI, or the Participant's Termination of Employment with TI and all subsidiaries of TI due to the Participant's disability as determined by the Plan Administrator in its sole discretion.

   Sec. 1-12. Termination of Employment. "Termination of Employment" means the complete cessation of the employer-employee relationship between a Participant and TI and all subsidiaries of TI, including a leave of absence from which the Plan Administrator, in its sole discretion, determines that the Participant is not expected to return.

                               ARTICLE II
                       ELIGIBILITY AND PARTICIPATION

   Sec. 2-1. Eligibility.   Eligibility for participation in the Plan in any
Plan Year is limited to employees of TI or TI subsidiaries who were Executives as of the beginning of the Election Period immediately preceding that Plan Year.

   Sec. 2-2. Participation. Any Executive shall become an Active Participant for a Plan Year by completing and filing a Deferred Compensation Agreement in accordance with the provisions of Sections 2-3 and 2-4 hereof with the Plan Administrator or its designee during the Election Period for such Plan Year. A Participant shall continue as an Active Participant hereunder until the earliest of:

   (i) the first day of the Plan Year following the Plan Year in which he or she ceases to be an Executive;

   (ii) the date the Plan is terminated pursuant to Section 6-1 hereof;

   (iii) the date of the Participant's Retirement or Termination of Employment; or

   (iv) the first day of a Plan Year for which the Participant did not execute a Deferred Compensation Agreement.

   Sec. 2-3. Deferred Compensation Agreement. Each Executive who elects to participate in this Plan shall sign and file with the Plan Administrator or its designee a Deferred Compensation Agreement in the form approved by the Plan Administrator. Participant's Deferred Compensation Agreement shall be irrevocable and shall be effective only for the Plan Year immediately following the Election Period in which such Agreement is filed. No
Participant or any person or entity claiming through a Participant shall have any rights whatsoever under the Plan other than the rights and benefits granted under this Plan. Each such Deferred Compensation Agreement shall, among other provisions approved by the Plan Administrator, specify:

   (i) that the Participant agrees to participate in the Plan in accordance with its provisions; and

   (ii) that the Plan is incorporated by reference and that the Deferred Compensation Agreement shall be subject to the provisions of the Plan in all respects.

   Sec. 2-4. Elections by Participants. (a) Each Participant by his or her Deferred Compensation Agreement shall elect to defer a portion of his or her Compensation for the Plan Year during which such Deferred Compensation Agreement is effective in accordance with the provisions of this Article II.

   (b) A Participant may elect to defer no more than 90% of his or her Compensation for the Plan Year for which the Deferred Compensation Agreement is effective;

   (c) At the time each Participant files his or her initial Deferred Compensation Agreement, the Participant must elect the form of payment to be made at distribution of the deferred amounts. Such election shall cover the form of payment of all deferrals made during the ten (10) year period beginning with the first deferral hereunder, and shall be irrevocable. During any Election Period occurring during or after the Participant's tenth (10th) year of participation, such Participant may make one (1) additional irrevocable election to change the form of payment to be made at distribution for deferrals elected in Plan Years following the Plan Year in which the additional election was made.

   Participants may elect to receive distribution of amounts deferred hereunder in the following forms:

   (i)  a lump sum;

   (ii) annual installments for five (5) years;

   (iii)annual installments for ten (10) years; or

   (iv) annual installments for fifteen (15) years.

                                ARTICLE III
                     COMPENSATION DEFERRALS; ACCOUNTS

   Sec. 3-1. Compensation Deferrals. Payment of the portion of the Participant's Compensation elected by the Participant's Deferred Compensation Agreement will be deferred by TI or its subsidiaries until such later time as the Participant may elect in accordance with the provisions of Article II. Compensation deferral pursuant to an election by a Participant shall commence the first month of the Plan Year immediately following the Election Period in which the election was made.

   Sec. 3-2. Interest on Amounts Deferred. Amounts deferred hereunder shall earn interest during each Plan Year until further action by the Compensation Committee at an annual rate of interest equal to the Moody's Corporate Aaa
Bond Yield Average as of September 30 of the preceding year. Such rate of interest may be changed prospectively for any Plan Year by the Compensation Committee in its sole and absolute discretion. In lieu of establishing a specific rate of interest, the Compensation Committee may specify the manner in which interest to be earned hereunder is to be determined for each Plan
Year. Such interest rate shall be applied to the balance in the Participant's account on the last day of each month and interest at such rate will be credited as of the end of each month. Deferred amounts plus accrued interest shall continue to accrue interest until fully distributed. No interest shall be paid on amounts withdrawn or distributed prior to the date on which interest is credited.

   Sec. 3-3. Withdrawal of Amounts Deferred.   During any Plan Year a
Participant may withdraw up to 100% of his or her account balance existing as of December 31 of the immediately preceding Plan Year. A Participant who makes an election to withdraw any amount shall forfeit 10% of the amount withdrawn. Distribution of withdrawals shall be made as soon as practicable after the request for withdrawal is received by the Plan Administrator, except that amounts deferred in the immediately preceding Plan Year will not be paid before March 16. All forfeited amounts shall be removed from the Participant's account balance and shall be retained by TI.

   Sec. 3-4. Maintenance and Distribution of Participant's Accounts. (a) TI shall maintain for each Participant an unfunded account of the amounts deferred hereunder together with the interest credited thereon, less any withdrawals and forfeitures, until such time following the Termination of Employment or Retirement of the Participant as all amounts have been distributed in accordance with the provisions of this Article III. TI shall maintain records of all accounts of Participants and such other records and data as may be necessary and appropriate for the proper administration of the Plan and to determine the amounts distributable to Participants and beneficiaries.

   (b)  Notwithstanding the other provisions of this Plan:

   (i) The Compensation Committee, in its sole and absolute discretion, may require that a lump sum distribution of all deferred amounts plus accrued interest be made to any Participant promptly following such Participant's Termination of Employment or Retirement if the Participant thereafter becomes affiliated with a governmental agency or with any private company or firm which the Compensation Committee believes to be in competition with TI.

   (ii) In the event of a Change in Control, distribution of the accounts of all Participants shall be made in a lump sum no later than the month following the month during which such Change in Control occurred.

   (iii) In the event of the death of a Participant prior to the receipt of the full amount to be distributed to the Participant, all remaining amounts will be distributed to the beneficiary or beneficiaries designated by the Participant in such manner and form as the Plan Administrator shall specify, or, if there is no beneficiary so designated or if none of the beneficiaries survive the Participant, to the Participant's estate, as soon as practicable following the month in which the death occurred.

   Sec. 3-5. Time of Distribution. (a) Distributions of amounts in a Participant's account shall commence on or before the last day of the month immediately following the month in which the Participant's Retirement or Termination of Employment occurs, provided that:

   (i) distributions of amounts deferred in the Plan Year prior to the Plan Year in which the Participant's Retirement or Termination of Employment occurs shall not commence before March 16 of the Plan Year in which the Retirement or Termination of Employment occurs;

   (ii) distributions of amounts deferred during the Plan Year in which a Participant's Retirement or Termination of Employment occurs shall not commence before March 16 of the Plan Year immediately following that Plan Year; and

   (iii) a lump sum distribution elected by a Participant in accordance with the provisions of Section 2-4(c) hereof may, if so elected by the Participant, be paid on or after March 16 of the Plan Year following the Plan Year in which the Participant's Retirement or Termination of Employment occurred.

   (b) Annual installments subsequent to the first installment of a Participant's distribution shall be paid as of March 31 of each Plan Year until the Participant's account balance is fully distributed.

   (c) Notwithstanding the foregoing provisions of this Section 3-5, the amount of the distribution pursuant to paragraph (a) above during the Plan Year in which the Participant's Termination or Retirement of Employment occurs shall not, when combined with such Participant's other remuneration paid by TI and TI subsidiaries for such Plan Year, exceed the amount that is deductible for such year by TI for Federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Any amount not distributed during a Plan Year pursuant to this paragraph (c) shall be distributed in March of the following Plan Year.

   Sec. 3-6. Taxes. TI makes no guarantees and assumes no obligation or responsibility with respect to the Participant's Federal, state, or local income, estate, inheritance or gift tax obligations, if any, under this Plan or any Deferred Compensation Agreement.

   Sec. 3-7. No Assignment; Nonalienation of Benefits. No Participant or beneficiary of a Participant shall have any right to assign, alienate, encumber, sell, pledge, hypothecate, anticipate, charge or in any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts, defaults, contracts, liabilities, or torts of Participants or their beneficiaries. Any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void.

                               ARTICLE IV
                                  FUNDING

   Sec. 4-1. Funding. Any and all benefits under this Plan, including without limitation, the payment or distribution of amounts deferred hereunder, shall be paid solely by TI. Benefits payable under this Plan shall be paid from the general assets of TI and shall represent TI's unfunded and unsecured promise to pay. TI may create separate accounts, reserves, funds, or other facilities and may provide for amounts to be held in trust or by custodians on its behalf under such trust or custodial agreements as the Compensation Committee in its absolute and sole discretion deems appropriate, but in no event shall any Participant or beneficiary or any person claiming by, through or under any such person have any claim to any such accounts, reserves, funds or acilities or the assets of any trust or custody arrangement or to any other specific assets of TI.


   Sec. 4-2. Creditor Status. A Participant and his or her beneficiary or beneficiaries shall be nothing more than general creditors of TI with respect to the payment of any benefit under this Plan.

                                 ARTICLE V
                        ADMINISTRATION OF THE PLAN

   Sec. 5.1 Administration. The Plan Administrator shall be charged with the administration of the Plan and shall have the power and authority as may be necessary and appropriate for such purposes, including but not by way of limitation, the defense of lawsuits and conduct of litigation in the name of the Plan (subject to the approval of the General Counsel of TI), the power to interpret and construe this Plan where it concerns question of eligibility, of status, and subject to the opportunity for review of denied claims pursuant to Section 5-5 hereof, rights of Participants and others hereunder. In all such cases the determination of the Plan Administrator shall be final and conclusive.

   Sec. 5-2. Number and Selection. The Plan shall be administered by a Plan Administrator consisting of one or more persons appointed by the Compensation Committee. Each Plan Administrator shall serve without compensation for services in connection with the administration of this Plan and the expenses of administering the Plan shall be paid by TI.

   Sec. 5-3. Action by Administrator. (a) If the Plan Administrator is one person, such person shall determine all actions of the Plan Administrator, except as otherwise provided below.

   (b) If more than one person is appointed Plan Administrator, all actions of the Plan Administrator shall be by a majority of the persons so appointed, except as otherwise provided below. Such actions may be taken at a meeting of the persons then appointed Plan Administrator or without a meeting by a resolution or memorandum signed by a majority of such persons. No person appointed Plan Administrator shall be entitled to vote or decide upon any matters pertaining to himself or herself individually but such matter shall be determined by the remaining Plan Administrator or by a majority of the remaining persons appointed Plan Administrator, if any, or if the Plan Administrator is one person, by the Compensation Committee. The Plan Administrator may appoint agents, retain legal counsel and other services, and perform such acts as may be necessary for the proper administration of the Plan.

   Sec. 5-4. Distributions in the Event of Legal Disability.   In the event any
Participant or beneficiary of a Participant who is entitled to receive any payment under the Plan is, at the time of such payment, a minor, mentally incompetent or, in the opinion of the Plan Administrator, under any other legal disability, the Plan Administrator may direct such payment to the legal guardian or parent of such person or to any person having the apparent custody and control of such beneficiary or Participant and such payment shall fully acquit and discharge all parties hereto.

   Sec. 5-5. Rules and Regulations. The Plan Administrator may adopt and promulgate such rules and regulations as it may deem appropriate for the administration of the Plan. The Plan Administrator shall adopt and promulgate written rules governing claims procedures reasonably calculated to:

   (i) provide adequate written notice to any Participant or other person whose claim under the Plan has been denied, setting forth the specific reasons for such denial; and

   (ii) afford a reasonable opportunity to such Participant or other person for a full and fair review by the Plan Administrator of the decision denying the claim.


The determination of the Plan Administrator on review of decisions denying claims shall be final and conclusive.

   Sec. 5-6. Reliance on Documents. The Plan Administrator shall be entitled to rely upon, and shall have no liability in relying upon, any representation made to it by TI or any officer of TI, or upon any paper or document believed by it to be genuine and to have been signed or sent by the proper person.

   Sec. 5-7. Non-Liability. No member of the Compensation Committee, of the Plan Administrator, TI, any TI subsidiary, or any officer, director or employee of TI shall be liable for any act done or omitted by him or her with respect to the Plan.

   Sec. 5-8. Resignation or Removal. Any person appointed as a Plan Administrator may resign by giving written notice to the Compensation Committee and may be removed by the Compensation Committee at any time without notice. Upon the death, resignation, removal or inability of any person appointed Plan Administrator to act as such, the Compensation Committee may appoint a successor.

                               ARTICLE VI
                            GENERAL PROVISIONS

   Sec. 6-1. Amendment; Termination. (a) TI may change, amend, modify, alter, or terminate the Plan at any time and in any manner except that no amendment, modification or alteration shall be exercised retroactively to alter or change the rights of Participants or their Beneficiaries without the consent of the affected Participants insofar as they relate to past deferrals, nor shall any such amendment divest any Participant of any deferral made prior to the amendment without the consent of the affected Participant.

   (b) TI reserves the right, in it sole discretion, to discontinue deferrals under a Deferred Compensation Agreement at any time. In the event of such discontinuance TI reserves the right to distribute to each Participant all deferred amounts plus accrued interest at any time or times.

   Sec. 6-2. Plan Not an Employment Contract. Neither this Plan nor any Deferred Compensation Agreement nor any other agreement hereunder constitutes a contract foremployment or continued employment. This Plan does not give to any person the right to be continued in employment, and all Participants remain subject to changes in compensation, Compensation, transfer, change of job, discipline, layoff, discharge or any other change of employment status.

   Sec. 6-3. Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Texas, except to the extent such laws are preempted by any applicable Federal law.

   IN WITNESS WHEREOF, this Plan is executed as of the 19th day of October, 1994.

                                         TEXAS INSTRUMENTS INCORPORATED


                                          By:  /s/ RICHARD J. AGNICH